EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 26, 2025, relating to the consolidated financial statements for the two years ended June 30, 2025, which appear in the Annual Report on Form 10-K of Marathon Bancorp, Inc.

/s/ Bonadio & Co., LLP
Pittsford, New York
June 8, 2026